UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2017

RISE GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 – 1090 West Georgia Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6E 3V7

(Zip Code)

Registrant’s telephone number, including area code:  (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Item 8.01

Other Events.

On April 11, 2017, the Company announced a non-brokered private placement of up to 8,700,000 units at a price of $0.23 per unit for gross proceeds of up to approximately $2,000,000 (the “Private Placement”).  Each unit will consist of one share of the Company’s common stock and one non-transferable share purchase warrant exercisable into one share of common stock at a price of $0.40 for a period of two years from the date of issuance.  All securities issued pursuant to the Private Placement will be subject to statutory hold periods in accordance with applicable United States and Canadian securities laws.

The Company expects to use the proceeds from the Private Placement for general working capital purposes.  The Company may pay finder’s fees to eligible persons in accordance with applicable securities laws and regulatory policies.

The offered securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws and may not be offered or sold in the United States except in compliance with one or more exemptions from the registration requirements of the U.S. Securities Act and applicable state securities laws.

Item 9.01

Financial Statements and Exhibits.

Exhibit

No.

Description

99.1

Press release dated April 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 12, 2017

RISE RESOURCES INC.

/s/ Cale Thomas
Cale Thomas
Chief Financial Officer, Director